UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2004

    COMMERCIAL NATIONAL FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Pennsylvania	0-18676	25-1623213
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

900 Ligonier Street, Latrobe, PA	15650
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 539-3501

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits
Exhibit 99.1 Commercial National Financial Corporation Press Release dated May 21, 2004

Item 9.      REGULATION FD DISCLOSURE

On May 21, 2004, Commercial National Financial Corporation issued a press release announcing its earnings for the twelve and three month period ended December 31, 2003 have been restated. The restatement resulted from the company’s analysis of the pending sale of its Gooder Agency subsidiary, which was announced earlier this month.  In making its analysis, the company concluded that it should have recorded a $375,000 deferred income tax liability and a corresponding $375,000 goodwill asset as a result of its acquisition of Gooder Agency in December 2002.  A copy of this press release and related earnings tables are furnished herein as exhibit 99.1.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                       Commercial National Financial Corporation

                                                   (Registrant)

Date: May 21, 2004

By:	/s/ Gregg E. Hunter
President and Chief Executive
Officer